SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549

                               FORM 8K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2010

Commission File Number  1-5447

                  PITTSBURGH & WEST VIRGINIA RAILROAD
         (Exact name of registrant as specified in its charter)

       Pennsylvania                              25-6002536
(State of organization)              (I.R.S. Employer Identification No.)

  #2 Port Amherst Drive, Charleston, WV                  25306-6699
 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code (304) 926-1124

Section 1	REGISTRANT'S BUSINESS AND OPERATIONS

	There were no changes in the business of registrant.

Section 2	FINANCIAL INFORMATION

	There were no changes in the financial information.

Section 3	SECURITIES AND TRADING MARKETS

	There were no changes.

Section 4       MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

       There were no changes in the Registrant's Accountants or statements.

Section 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

Item 5.02 ( b) On November 30, 2010, the Trustees of Pittsburgh
               & West Virginia Railroad (the Company) elected Mr.
               David H. Lesser to serve as Chairman of the Board of Trustees from this date through the next annual shareholders meeting to be held in May 2011. Mr. Lesser will no longer serve on the Audit Committee of the Company as he is no longer an independent Trustee as specified in Section 803A of the NYSE NYSE Amex LLC Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee will consist of Mr. Virgil Wenger and Mr. Patrick Haynes who are independent trustees as defined in Section 803A of the NYSE Amex LLC Company Guide. Mr. Lesser succeeds
               Mr. Herbert E. Jones, III, who resigned as Chairman of the Board of Trustees effective November 30, 2010. Mr. Jones will remain President of Pittsburgh & West Virginia Railroad.




Section 6        ASSET-BACKED SECURITIES

	There were no asset-backed securities.

Section 7	REGULATION FD

	There were no disclosures required pursuant Regulation FD.


Section 8	OTHER EVENTS

	There were no other events.

Section 9	FINANCIAL STATEMENTS AND OTHER EXHIBITS

	There were no changes to financial statements or other exhibits.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


By:
        /s/ Robert R. McCoy
	Robert R. McCoy
	Vice President and Secretary-Treasurer

        Date:  August 11, 2010